Flaherty & Crumrine Preferred and Income Opportunity Fund Incorporated N-CSR

EX-99.(C)

KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-252798) on Form N-2 of our report dated January 19, 2024, with respect to the financial statements and financial highlights of Flaherty & Crumrine Preferred and Income Opportunity Fund Incorporated.

Boston, Massachusetts
February 1, 2024